UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2013

HOMEOWNERS CHOICE, INC.

(Exact name of registrant as specified in its charter)

Florida	001-34126	20-5961396
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 West Cypress Street, Suite 100

Tampa, Florida 33607

(Address of principal executive offices, including zip code)

(813) 405-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 10, 2013, Homeowners Choice, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Sterne, Agee & Leach, Inc., as representative of the underwriters (the “Underwriters”), pursuant to which the Company agreed to sell $35 million aggregate principal amount of its 8.00% Senior Notes due 2020 (“Senior Notes”), for $25 per Senior Note, less a 3.00% underwriting discount. Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to an additional $5.25 million aggregate principal amount of Senior Notes at the public offering price, less a 3.00% underwriting discount, within 30 days from the date of the Prospectus Supplement to cover over-allotments, if any. The offering is being made pursuant to the Company’s effective registration statement on Form S-3, as amended (Registration No. 333-185228), the Preliminary Prospectus Supplement dated January 9, 2013, and the Prospectus Supplement dated January 10, 2013. The foregoing is a summary of the Underwriting Agreement and is qualified by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto.

The Company expects the closing of the sale of the Senior Notes to occur on January 17, 2013.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated January 10, 2013, by and between Homeowners Choice, Inc. and Sterne, Agee & Leach, Inc., as representative of the several Underwriters identified in Schedule 1 thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2013

HOMEOWNERS CHOICE, INC.

By:	/s/ Richard R. Allen
	Name:	Richard R. Allen
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated January 10, 2013, by and between Homeowners Choice, Inc. and Sterne, Agee & Leach, Inc., as representative of the several Underwriters identified in Schedule 1 thereto.

3